Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, July 24, 2003	(302) 857-3745

DOVER MOTORSPORTS, INC.

REPORTS RESULTS FOR THE SECOND QUARTER

Dover Motorsports, Inc. (NYSE-Symbol: DVD) today reported its results for the second quarter ended June 30, 2003.

Revenues were $47,849,000 in the quarter ended June 30, 2003 compared with $48,641,000 in the second quarter of 2002. Broadcast revenues and sponsor-related revenues increased over the comparable period in the prior year. Adverse weather affected five events in the quarter contributing to a decline in admissions, concessions and merchandise revenues. The Company promoted a total of nine major events in both the second quarter of 2003 and 2002 with one change at Gateway International Raceway. In 2002, Gateway hosted a NASCAR Craftsman Truck Series event, whereas, in the second quarter of 2003, it hosted a NASCAR Busch Series event.

Earnings before income taxes for the quarter ended June 30, 2003 were $10,046,000 compared with $12,924,000 in the comparable quarter of the prior year. Lower earnings from the Grand Prix of Long Beach event, higher interest expense and depreciation, and settlement of a claim for legal fees contributed to the earnings decline. Net earnings for the quarter ended June 30, 2003 were $5,023,000 or $.13 per diluted share compared with $7,382,000 or $.19 per diluted share for the same period last year.

Operating expenses were $1,402,000 higher in the second quarter of 2003 than in the comparable quarter of 2002 primarily due to higher sanction fees and purses, as well as the impact of running a NASCAR Busch Series event instead of a NASCAR Truck Series event. Marketing expenses were $265,000 lower than in the prior year’s second quarter.

General and administrative expenses were $251,000 higher in the second quarter of 2003 than in the same quarter last year. Administrative expenses in 2003 included $355,000 for the settlement of a claim for attorney’s fees in conjunction with a purchase of land near Gateway International Raceway. All other general and administrative expenses were down slightly from the prior year. Higher insurance and benefits costs in 2003 were more than offset by lower wages as a result of fewer people.

Depreciation and amortization was $326,000 higher in the second quarter of 2003, primarily due to the impact of investments in street race events in Denver and St. Petersburg during the past year. No major construction projects are currently underway.

Net interest expense was $372,000 higher in the second quarter of 2003 primarily as a result of the write-off and amortization of bank facility fees. Interest on lower amounts outstanding was generally offset by the impact of higher rates.

The Company’s financial position remained strong at June 30, 2003, despite lower earnings during the first half of the year. Cash flow from operations for the first half of 2003 was $11,251,000 compared with $9,284,000 for the first half of last year.

Indebtedness at June 30, 2003 was $62,691,000 compared with $79,593,000 at June 30, 2002. Capital spending was $2,604,000 in the first half of 2003 compared with $2,520,000 in the first half of the prior year. Despite the current sluggish economic environment, the Company expects to continue to generate positive cash flow for the remainder of the year. The Company noted that any excess cash flow will continue to be used to reduce indebtedness.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate seven motorsports tracks (four permanent facilities and three temporary circuits) in six states and promote motorsports events under the auspices of four of the premier sanctioning bodies in motorsports – NASCAR, CART, IRL and NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Nashville Superspeedway near Nashville, Tennessee; Gateway International Raceway near St. Louis, Missouri; and Memphis Motorsports Park near Memphis, Tennessee. It also organizes and promotes the Toyota Grand Prix of Long Beach in California, the Centrix Financial Grand Prix of Denver in Colorado and the Grand Prix of St. Petersburg in Florida.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENT OF EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues	$47,849	$48,641	$51,816	$49,637

Expenses:
Operating and marketing	29,483	28,346	35,953	30,539
Depreciation and amortization	2,698	2,372	5,324	4,729
General and administrative	4,137	3,886	7,748	7,397

	36,318	34,604	49,025	42,665

Operating earnings	11,531	14,037	2,791	6,972
Interest expense, net	1,485	1,113	2,731	1,997

Earnings from continuing operations before income taxes and cumulative effect of accounting change	10,046	12,924	60	4,975
Income taxes	5,023	5,542	30	1,956

Earnings from continuing operations before cumulative effect of accounting change	5,023	7,382	30	3,019
Earnings from discontinued operation, net of income taxes of $3,542	—	—	—	5,168
Direct costs of spin-off, net of income tax benefit of $90	—	—	—	(691)

Earnings before cumulative effect of accounting change	5,023	7,382	30	7,496
Cumulative effect of accounting change for goodwill impairment	—	—	—	(28,606)

Net earnings (loss)	$5,023	$7,382	$30	$(21,110)

Earnings (loss) per common share—basic:
Continuing operations before accounting change	$0.13	$0.19	$—	$0.08
Discontinued operation	—	—	—	0.12
Accounting change	—	—	—	(0.75)

Net earnings (loss)	$0.13	$0.19	$—	$(0.55)

Earnings (loss) per common share—diluted:
Continuing operations before accounting change	$0.13	$0.19	$—	$0.08
Discontinued operation	—	—	—	0.12
Accounting change	—	—	—	(0.75)

Net earnings (loss)	$0.13	$0.19	$—	$(0.55)

Average shares outstanding:
— Basic	39,891	38,059	39,813	38,056
— Diluted	39,960	38,574	39,925	38,467

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEET

In Thousands

(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,227	$454
Accounts receivable	11,910	3,526
Inventories	637	382
Prepaid expenses and other	4,957	4,088
Income taxes receivable	4,176	5,906
Deferred income taxes	644	810

Total current assets	23,551	15,166

Property and equipment, net	242,288	244,965
Restricted cash	1,956	3,683
Other assets, net	1,358	1,790
Deferred income taxes	2,419	1,865
Goodwill	21,883	21,883

Total assets	$293,455	$289,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,062	$1,411
Accrued liabilities	7,102	5,325
Payable to Dover Downs Gaming & Entertainment, Inc.	638	793
Notes payable to banks	43,460	—
Current portion of long-term debt	745	685
Deferred revenue	19,165	12,080

Total current liabilities	73,172	20,294

Notes payable to banks	—	51,515
Long-term debt	18,486	19,229
Other liabilities	85	107
Deferred income taxes	41,282	37,674

Stockholders’ equity:
Common stock	1,649	1,614
Class A common stock	2,345	2,345
Additional paid-in capital	127,799	127,169
Retained earnings	28,967	29,735
Accumulated other comprehensive loss	(330)	(330)

Total stockholders’ equity	160,430	160,533

Total liabilities and stockholders’ equity	$293,455	$289,352

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

In Thousands

(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$30	$(21,110)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	5,324	4,729
Amortization and write-off of credit facility fees	743	—
Earnings from discontinued operation, net	—	(5,168)
Cumulative effect of accounting change	—	28,606
Tax benefit of options exercised	533	—
Deferred income taxes	3,220	3,628
Changes in assets and liabilities:
Accounts receivable	(8,384)	(10,077)
Inventories	(255)	(69)
Prepaid expenses and other	(1,048)	(1,901)
Income taxes receivable	1,730	(218)
Accounts payable	651	(89)
Accrued liabilities	1,777	2,757
Payable to Dover Downs Gaming & Entertainment, Inc.	(155)	—
Deferred revenue	7,085	8,196

Net cash provided by continuing operations	11,251	9,284

Cash flows from investing activities:
Capital expenditures	(2,604)	(2,520)
Restricted cash	1,727	1,639
Other	70	—

Net cash used in investing activities of continuing operations	(807)	(881)

Cash flows from financing activities:
Repayments on revolving debt agreement, net	(8,055)	(50,922)
Debt paid down by Dover Downs Gaming & Entertainment, Inc.	—	45,000
Repayments of long-term debt	(683)	(635)
Repayment of shareholder loan	—	92
Proceeds from stock options exercised	132	33
Other liabilities	(22)	(8)
Credit facility amendment fees	(245)	—
Dividends paid	(798)	(2,474)

Net cash used in financing activities of continuing operations	(9,671)	(8,914)

Net cash used in discontinued operation	—	(1,730)

Net increase (decrease) in cash and cash equivalents	773	(2,241)
Cash and cash equivalents, beginning of period	454	2,948

Cash and cash equivalents, end of period	$1,227	$707